SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

FIRST PACTRUST BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	000-49806	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 21, 2012, First PacTrust Bancorp, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  Of the 10,592,625 shares of the Company’s voting common stock entitled to be voted at the Annual Meeting, 5,260,944 shares were present in person or by proxy, constituting a quorum. The results of the items voted on at the Annual Meeting were as follows:

Proposal 1:

Election of three directors, each for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Chad T. Brownstein	4,867,470	393,474	0
Jeff Karish	4,872,058	388,886	0
Gregory A. Mitchell	4,971,982	288,962	0

The Company’s directors are elected by a plurality of the votes cast.  Accordingly, each of the nominees named above was elected.

Proposal 2:

Advisory (non-binding) vote to approve executive compensation, as described in the Company’s proxy statement for the Annual Meeting

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,540,768	1,669,957	50,219	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PACTRUST BANCORP, INC.

Date: May 22, 2012	By:	/s/ Richard Herrin
Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

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